FOR IMMEDIATE RELEASE

Investor Relations Contact:	Public Relations Contact:
Andrew Hellman	Kelly Cinelli or Veronica Welch
CEOcast	CW&R Partners
(212)732-4300	(508) 222-4802
adhellman@ceocast.com	kelly@cwrpartners.com or
ronnie@cwrpartners.com

i2Telecom International, Inc. to Restate Financial Statements to Correct Non-Cash Expenses Related to Convertible Notes

ATLANTA, Georgia — August 22, 2007 -- i2Telecom International, Inc. ("i2Telecom®") (OTCBB: ITUI), a pioneer in ultra-portable high-quality Voice-over-Internet Protocol (VoIP) products and services, today announced that it plans to restate its financial statements for the quarter ended March 31, 2007 and the year ended December 31, 2006 in order to correct a non-cash related error in its accounting treatment related to its convertible note and warrant financing transactions conducted in December 2006 and February 2007. The restatement does not impact the second quarter results the Company recently reported on Form 10-QSB.

The error related to the accounting treatment of the amount by which the principal value of the convertible bonds and the value of the related warrants issued with the convertible bonds exceeded the proceeds of the financing. The carrying value of the bonds has been reduced to reflect a discount on the bonds and properly allocate a portion of the proceeds to the warrants issued. The amount of discounts on the convertible bonds recorded was $802,216 during the year ended December 31, 2006 and $1,036,998 during the three months ended March 31, 2007. The effect of this change upon net loss was $-0- for the year ended December 31, 2006, and the change increased net loss for the three months ended March 31, 2007 by $182,404.

The Company intends to file with the Commission a current report on Form 8-K to include additional details regarding this matter. The Company also intends to prepare amendments to its periodic reports to reflect the correct treatment of the above-described amounts.

Because the Company's restated financial statements have not yet been prepared and are subject to review and/or audit by the Company's independent registered public accounting firm, the information noted above is subject to change.

The Company’s management believes there has been no impact on the Company’s cash reporting or revenue recognition.

About i2Telecom International, Inc.

i2Telecom International, Inc. is a pioneer in ultra-portable high quality Voice-over Internet Protocol (VoIP) products and services employing best-of-breed VoIP technology, and uses a combination of its own network and the Internet to deliver high-quality phone calls, streaming video and text chat. i2Telecom International provides VoiceStick®, Digital Communications Portal communications and microgateway adapters for VoIP long-distance streaming video, text chat and other enhanced communication services to subscribers. Its proprietary technology platform is compliant with the Session Initiation Protocol ("SIP") telecommunications industry standard. i2Telecom International's revenue model includes recurring monthly subscriptions and prepaid services, as well as revenue from the sale of its integrated access devices, call minute termination fees and royalties from original equipment manufacturers. For additional information visit www.i2telecom.com or www.voicestick.com or call 404-567-4750.

SAFE HARBOR Statement Under the Private Securities Litigation Reform Act. With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. i2Telecom® does not assume, and expressly disclaims, any obligation to update these forward-looking statements.

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